UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2008

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6189
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01    Other Events.

On March 31, 2008, Rowan Companies, Inc. (the "Company") announced that its Board of Directors has decided to pursue a monetization of its wholly-owned manufacturing subsidiary, LeTourneau Technologies, Inc. ("LTI").

In connection with such announcement, the Company and Steel Partners II, L.P. ("Steel") have entered into an agreement dated March 30, 2008 (the "Agreement"), pursuant to which Steel has withdrawn its slate of three nominees for election to the Company's Board of Directors at the Company's 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") and has agreed not to engage in the solicitation of proxies in connection with the 2008 Annual Meeting.  The Agreement also provides that if the Company does not monetize its LTI investment by December 31, 2008, either Warren Lichtenstein or another person designated by Steel will be added to the Company's Board of Directors effective January 1, 2009.  The Company also agreed that if the LTI monetization is accomplished through an initial public offering of LTI's shares or a private sale of LTI, the Company will repurchase at least $400 million of its outstanding common stock.

The Company will reimburse Steel for its reasonable, documented, out-of-pocket expenses incurred in connection with Steel's intended solicitation of proxies from the Company's stockholders at the 2008 Annual Meeting of Stockholders and the negotiation of the Agreement, in an aggregate amount not to exceed $100,000.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 99.1, and incorporated herein by reference.  The press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	Agreement dated March 30, 2008, between Rowan Companies, Inc. and Steel Partners II, L.P.

99.2	Press release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. Wells
   W. H. Wells,
   Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

Dated: March 31, 2008

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

99.1	Agreement dated March 30, 2008, between Rowan Companies, Inc. and Steel Partners II, L.P.

99.2	Press release dated March 31, 2008